EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 15, 1996, incorporated by reference in Atwood Oceanics, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1996, and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP
    ARTHUR ANDERSEN LLP

Houston, Texas
February 4, 1997